Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

SECOND QUARTER 2018 RESULTS

PHOENIX, AZ., August 8, 2018—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company. GCE is uniquely positioned in the education services industry in that its leadership has 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior service in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, curriculum development, faculty recruitment and training, among others. GCE today announced financial results for the quarter ended June 30, 2018.

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Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

Explanatory Note

On July 1, 2018, the Company consummated an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gazelle University, an Arizona nonprofit corporation. Prior to the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company owned and operated Grand Canyon University (“GCU”) a comprehensive university, regionally accredited by The Higher Learning Commission (the “HLC”), that offers over 230 graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at its over 275 acre campus in Phoenix, Arizona. Upon the closing of the transaction, Gazelle University changed its name to Grand Canyon University (“New GCU”).

Pursuant to the Asset Purchase Agreement, among other things:

•

The Company transferred to New GCU the real property and improvements comprising the GCU campus as well as tangible and intangible academic and related operations and assets related to GCU (the “Transferred Assets”), and New GCU assumed liabilities related to the Transferred Assets. Accordingly, GCU is now owned and operated by New GCU; and

•

In connection with the closing of the Asset Purchase Agreement, the Company and New GCU entered into a long-term master services agreement (the “Master Services Agreement”) pursuant to which the Company will provide identified technological, counseling, marketing, financial aid processing and other support services to New GCU in return for 60% of New GCU’s tuition and fee revenue.

See Note 3 to Consolidated Financial Statements in our Quarterly Report on Form 10Q for the quarterly period ended June 30, 2018, for a full description of this transaction (the “Transaction”).

Prior to July 1, 2018, the Company owned and operated GCU. Accordingly, the results of operations discussed herein reflect the Company’s operations prior to July 1, 2018 which were made up exclusively of the operations of GCU.

For the three months ended June 30, 2018:

•	Net revenue increased 8.5% to $236.8 million for the second quarter of 2018, compared to $218.3 million for the second quarter of 2017.

•

End-of-period enrollment increased 9.6% between June 30, 2018 and June 30, 2017, as online enrollment increased 10.1% and ground enrollment increased 3.9% over the prior year. Ground enrollment at June 30, 2018 only includes traditional-aged students that are taking Summer school classes, which is a small percentage of GCU’s traditional-aged student body and professional studies students. As of March 31, 2018 ground enrollment had increased 9.6% year over year to 17,386 students and the majority of that increase between years was residential students at GCU’s ground traditional campus in Phoenix, Arizona. The Spring semester for GCU’s traditional-aged student body ends near the end of April each year.

•

Operating income for the three months ended June 30, 2018 was $58.5 million, an increase of 6.2% as compared to $55.1 million for the same period in 2017. The operating margin for the three months ended June 30, 2018 was 24.7%, compared to 25.2% for the same period in 2017. The majority of our traditional ground students do not attend courses during the summer months (May through August), which affects our results for our second and third fiscal quarters. Since a significant amount of our campus costs are fixed, the lower revenue resulting from the decreased ground student enrollment has historically contributed to lower operating margins during those periods.

•

The tax rate in the three months ended June 30, 2018 was 23.3% compared to 28.0% in the same period in 2017. The lower effective tax rate year over year is a result of the Tax Cuts and Jobs Act (the “Act”) which was signed into law on December 22, 2017. The Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% rate effective January 1, 2018. Additionally, the Company continues to receive the benefit of our adoption of the share-based compensation standard. This standard requires us to recognize excess tax benefits from share-based compensation awards that vested or settled in the consolidated income statement. The favorable impact from excess tax benefits was $1.2 million and $5.2 million in the three months ended June 30, 2018 and 2017, respectively. The inclusion of excess tax benefits and deficiencies as a component of our income tax expense will increase volatility within our provision for income taxes as the amount of excess tax benefits or deficiencies from share-based compensation awards are dependent on our stock price at the date the restricted awards vest, our stock price on the date an option is exercised, and the quantity of options exercised.

•	Net income increased 15.5% to $46.0 million for the second quarter of 2018, compared to $39.8 million for the same period in 2017.

•	Diluted net income per share was $0.95 for the second quarter of 2018, compared to $0.83 for the same period in 2017.

•	Adjusted EBITDA increased 7.2% to $77.3 million for the second quarter of 2018, compared to $72.1 million for the same period in 2017.

For the six months ended June 30, 2018:

•	Net revenue increased 9.9% to $512.5 million for the six months ended June 30, 2018, compared to $466.5 million for the same period in 2017.

•

Operating income for the six months ended June 30, 2018 was $148.6 million, an increase of 12.8% as compared to $131.7 million for the same period in 2017. The operating margin for the six months ended June 30, 2018 was 29.0%, compared to 28.2% for the same period in 2017.

•

The tax rate for the six months ended June 30, 2018 was 20.6% compared to 27.1% in the same period in 2017. The lower effective tax rate year over year is a result of the Act which was signed into law on December 22, 2017. The Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% rate effective January 1, 2018. Additionally, the Company continues to receive the benefit of our adoption of the share-based compensation standard. This standard requires us to recognize excess tax benefits from share-based compensation awards that vested or settled in the consolidated income statement. The favorable impact from excess tax benefits was $6.5 million and $13.8 million in the six months ended June 30, 2018 and 2017, respectively. The inclusion of excess tax benefits and deficiencies as a component of our income tax expense will increase volatility within our provision for income taxes as the amount of excess tax benefits or deficiencies from share-based compensation awards are dependent on our stock price at the date the restricted awards vest, our stock price on the date an option is exercised, and the quantity of options exercised.

•	Net income increased 25.0% to $119.7 million for the six months ended June 30, 2018, compared to $95.8 million for the same period in 2017.

•	Diluted net income per share was $2.47 for the six months ended June 30, 2018, compared to $1.99 for the same period in 2017.

•	Adjusted EBITDA increased 12.3% to $185.3 million for the six months ended June 30, 2018, compared to $165.0 million for the same period in 2017.

Balance Sheet and Cash Flow

The Company financed its operating activities and capital expenditures during the six months ended June 30, 2018 and 2017 primarily through cash provided by operating activities. Our unrestricted cash and cash equivalents and investments were $298.2 million and $242.7 million at June 30, 2018 and December 31, 2017, respectively. Our restricted cash and cash equivalents at June 30, 2018 and December 31, 2017 were $87.9 million and $94.5 million, respectively. At June 30, 2018 the restricted cash is included in assets held for sale as the restricted cash was transferred as part of the transaction. On July 1, 2018, we amended our credit agreement, which resulted in no change to our term loan or maturity date of December 2019. Indebtedness under the term loan is now secured by collateral securing our remaining obligations under the credit agreement and we agreed to collaterally assign our rights under the Asset Purchase Agreement, the Secured Note and the Master Services Agreement. Our lenders released the collateral previously securing our obligations under the credit agreement in order to enable us to consummate the transaction.

On July 1, 2018, in conjunction with the Asset Purchase Agreement, the Company received a senior secured note (the “Secured Note”) from New GCU for the purchase of the Transferred Assets for $869.1 million. The Secured Note contains customary commercial credit terms, including affirmative and negative covenants applicable to New GCU, and provides that the Secured Note bears interest at an annual rate of 6.0%, has a maturity date of June 30, 2025, and is secured by all of the assets of New GCU. The Secured Note provides for New GCU to make interest only payments during the term, with all principal and accrued and unpaid interest due at maturity and also provides that we will loan additional amounts to New GCU to fund approved capital expenditures during the first three years of the term. Funding expectations for future capital expenditures for New GCU are $65 million for the six months ended December 31, 2018, and $100 million for the year ended December 31, 2019.

Net cash provided by operating activities for the six months ended June 30, 2018 was $143.7 million as compared to $133.7 million for the six months ended June 30, 2017. The increase in cash generated from operating activities between the six months ended June 30, 2017 and the six months ended June 30, 2018 is primarily due to increased net income and the timing of employee related payments partially offset by the timing of income tax related payments as well as changes in other working capital such as deferred revenue.

Net cash used in investing activities was $67.4 million and $86.7 million for the six months ended June 30, 2018 and 2017, respectively. Our cash used in investing activities was primarily related to the purchase of short-term investments and capital expenditures. Proceeds from investment, net of purchases of short term investments was $11.7 million for the six months ended June 30, 2018. Purchases of short-term investments net of proceeds of these investments was $26.8 million during the six months ended June 30, 2017. Capital expenditures were $78.8 million and $50.5 million for the six months ended June 30, 2018 and 2017, respectively. During the six-month period for 2018, capital expenditures primarily consisted of ground campus building projects such as the construction of two additional residence halls, an additional classroom building and parking garage to support our growing traditional student enrollment, as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount. Included in off-site development for 2018 is $0.3 million we spent on the student services building that is in close proximity to our ground traditional campus. During the six-month period for 2017, capital expenditures primarily consisted of ground campus building projects such as the construction of an additional dormitory to support our growing traditional student enrollment, land acquisitions adjacent to our campus, as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount. Included in off-site development for 2017 is $9.4 million we spent to finish the building and parking garage in close proximity to our ground traditional campus.

Net cash used in financing activities was $14.7 million and $32.2 million for the six months ended June 30, 2018 and 2017, respectively. During the six-month period for 2018, $11.5 million was used to purchase common shares withheld in lieu of income taxes resulting from the vesting of restricted share awards and $1.6 million was used to purchase treasury stock in accordance with the University’s share repurchase program, and principal payments on notes payable and capital leases totaled $3.4 million, partially offset by proceeds from the exercise of stock options of $1.8 million. During the six-month period for 2017, $25.0 million was used to repay a revolving line of credit, $9.7 million was used to purchase common shares withheld in lieu of income taxes resulting from restricted share awards and principal payments on notes payable and capital leases totaled $3.4 million, which amounts were partially offset by proceeds from the exercise of stock options of $5.9 million.

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Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

2018 Outlook by Quarter

Q3 2018:	Net revenue of $153.0 million; Target Operating Margin 30.8%; Diluted EPS of $0.98 using 48.6 million diluted shares
Q4 2018:	Net revenue of $175.0 million; Target Operating Margin 43.0%; Diluted EPS of $1.40 using 48.7 million diluted shares
Full Year 2018:	Net revenue of $840.5 million; Target Operating Margin 32.2%; Diluted EPS of $4.86 using 48.5 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: the Transaction; proposed new programs; statements as to whether regulatory developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance, as well as; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of the Company to operate successfully as a third party service provider to New GCU, and New GCU’s failure to operate GCU as a university as successfully as it was previously operated by the Company; the occurrence of any event, change or other circumstance that could give rise to the termination of any of the key Transaction agreements; the effect of the announcement of the Transaction on the Company’s ability to retain and hire key personnel, or on its operating results and business generally; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party service provider or indirectly through our university client, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; competition from other education service companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university clients, and expansion of services provided to our existing university client; the pace of growth of our university client’s enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university client, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university client; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

Conference Call

Grand Canyon Education, Inc. will discuss its second quarter 2018 results and 2018 outlook during a conference call scheduled for today, August 8, 2018 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-577-1769 (domestic and Canada) or 706-679-7806 (international), passcode 5065869 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. web site at www.gce.com.

A replay of the call will be available approximately two hours following the conclusion of the call, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 5065869. It will also be archived at www.gce.com in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education (GCE), incorporated in 2008, is a publicly traded education services company. GCE is uniquely positioned in the education services industry in that its leadership has 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior service in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, curriculum development, faculty recruitment and training, among others. For more information about Grand Canyon Education, Inc. visit the Company’s website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
(In thousands, except per share data)
Net revenue	$236,818	$218,301	$512,499	$466,507
Costs and expenses:
Instructional costs and services	102,237	95,030	213,264	197,604
Admissions advisory and related	34,254	31,085	69,108	63,057
Advertising	27,602	24,776	53,317	49,407
Marketing and promotional	2,268	2,264	4,952	4,724
General and administrative	11,969	10,058	23,278	19,999

Total costs and expenses	178,330	163,213	363,919	334,791

Operating income	58,488	55,088	148,580	131,716
Interest expense	(57)	(495)	(403)	(1,075)
Interest and other income	1,567	739	2,548	741

Income before income taxes	59,998	55,332	150,725	131,382
Income tax expense	13,960	15,485	31,006	35,623

Net income	$46,038	$39,847	$119,719	$95,759

Earnings per share:
Basic income per share	$0.97	$0.85	$2.52	$2.04

Diluted income per share	$0.95	$0.83	$2.47	$1.99

Basic weighted average shares outstanding	47,604	47,151	47,537	46,949

Diluted weighted average shares outstanding	48,411	48,192	48,422	48,131

Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) the amortization of prepaid royalty payments recorded in conjunction with a settlement of a dispute with our former owner; (ii) contributions to Arizona school tuition organizations in lieu of the payment of state income taxes; (iii) share-based compensation and (iv) one-time, unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirements for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited, in thousands)
Net income	$46,038	$39,847	$119,719	$95,759
Plus: interest expense	57	495	403	1,075
Less: interest income and other	(1,567)	(739)	(2,548)	(741)
Plus: income tax expense	13,960	15,485	31,006	35,623
Plus: depreciation and amortization	13,950	13,515	27,823	26,708

EBITDA	72,438	68,603	176,403	158,424

Plus: royalty to former owner	74	74	148	148
Plus: asset impairment and other fixed asset write-offs	8	92	8	214
Plus: costs related to conversion back to a non-profit status	1,503	—	1,990	—
Plus: estimated litigation and regulatory reserves	—	10	3	10
Plus: share-based compensation	3,265	3,298	6,734	6,229

Adjusted EBITDA	$77,288	$72,077	$185,286	$165,025

Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

ASSETS:
	June 30, 2018	December 31, 2017
(In thousands, except par value)	(Unaudited)
Current assets
Cash and cash equivalents	$221,632	$153,474
Restricted cash and cash equivalents	—	94,534
Investments	76,522	89,271
Assets held for sale	974,353	—
Accounts receivable, net	—	10,908
Income tax receivable	315	2,086
Other current assets	8,748	24,589

Total current assets	1,281,570	374,862
Property and equipment, net	112,185	922,284
Prepaid royalties	2,615	2,763
Goodwill	2,941	2,941
Other assets	657	723

Total assets	$1,399,968	$1,303,573

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$35,444	$29,139
Accrued compensation and benefits	23,634	23,173
Accrued liabilities	18,995	20,757
Income taxes payable	46	16,182
Liabilities held for sale	139,140	—
Student deposits	—	95,298
Deferred revenue	—	46,895
Current portion of notes payable	6,572	6,691

Total current liabilities	223,831	238,135
Other noncurrent liabilities	—	1,200
Deferred income taxes, noncurrent	19,218	18,362
Notes payable, less current portion	56,619	59,925

Total liabilities	299,668	317,622

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 52,552 and 52,277 shares issued and 48,257 and 48,125 shares outstanding at June 30, 2018 and December 31, 2017, respectively	526	523
Treasury stock, at cost, 4,295 and 4,152 shares of common stock at June 30, 2018 and December 31, 2017, respectively	(113,757)	(100,694)
Additional paid-in capital	241,169	232,670
Accumulated other comprehensive loss	(515)	(724)
Retained earnings	972,877	854,176

Total stockholders’ equity	1,100,300	985,951

Total liabilities and stockholders’ equity	$1,399,968	$1,303,573

Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(In thousands)	2018	2017
Cash flows provided by operating activities:
Net income	$119,719	$95,759
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	6,734	6,229
Provision for bad debts	8,669	7,830
Depreciation and amortization	27,971	26,856
Deferred income taxes	1,246	3,372
Other	1,018	214
Changes in assets and liabilities:
Accounts receivable	(7,784)	(8,458)
Prepaid expenses and other	(78)	(1,719)
Accounts payable	(1,373)	(1,708)
Accrued liabilities and employee related liabilities	2,502	(439)
Income taxes receivable/payable	(14,365)	1,042
Deferred rent	(189)	(222)
Deferred revenue	6,880	11,265
Student deposits	(7,288)	(6,361)

Net cash provided by operating activities	143,662	133,660

Cash flows used in investing activities:
Capital expenditures	(78,836)	(50,491)
Purchases of land and building improvements related to off-site development	(330)	(9,374)
Purchases of investments	(21,265)	(52,181)
Proceeds from sale or maturity of investments	32,996	25,363

Net cash used in investing activities	(67,435)	(86,683)

Cash flows used in financing activities:
Principal payments on notes payable and capital lease obligations	(3,433)	(3,400)
Net borrowings from revolving line of credit	—	(25,000)
Repurchase of common shares including shares withheld in lieu of income taxes	(13,063)	(9,657)
Net proceeds from exercise of stock options	1,768	5,895

Net cash used in financing activities	(14,728)	(32,162)

Reclassification of restricted cash to assets held for sale	(87,875)	—

Net (decrease) increase in cash and cash equivalents and restricted cash	(26,376)	14,815
Cash and cash equivalents and restricted cash, beginning of period	248,008	130,907

Cash and cash equivalents and restricted cash, end of period	$221,632	$145,722

Supplemental disclosure of cash flow information
Cash paid for interest	$379	$1,167
Cash paid for income taxes	$44,234	$31,718
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$14,361	$7,118
Reclassification of capitalized costs – adoption of ASC 606	$9,015	$—
Reclassification of deferred revenue – adoption of ASC 606	$7,451	$—
Reclassification of tax effect within accumulated other comprehensive income	$156	$—

Grand Canyon Education, Inc. Reports Second Quarter 2018 Results

The following is a summary of GCU’s student enrollment at June 30, 2018 and 2017 by degree type and by instructional delivery method:

	2018(1)		2017(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees(2)	39,552	48.5%	35,702	47.9%
Undergraduate degree	42,068	51.5%	38,783	52.1%

Total	81,620	100.0%	74,485	100.0%

	2018(1)		2017(1)
	# of Students	% of Total	# of Students	% of Total
Online(3)	75,372	92.3%	68,470	91.9%
Ground(4)	6,248	7.7%	6,015	8.1%

Total	81,620	100.0%	74,485	100.0%

(1)

Enrollment at June 30, 2018 and 2017 represents individual students who attended a course during the last two months of the calendar quarter. Included in enrollment at June 30, 2018 and 2017 are students pursuing non-degree certificates of 1,562 and 1,190, respectively.

(2)	Includes 7,861 and 7,324 students pursuing doctoral degrees at June 30, 2018 and 2017, respectively.
(3)	As of June 30, 2018 and 2017, 50.9% and 50.3%, respectively, of GCU’s working adult students (online and professional studies students) were pursuing graduate degrees.
(4)	Includes both GCU’s traditional on-campus ground students attending Summer semester, as well as its professional studies students.